UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2014

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Renewal and Amendment No. 4 to Restated License Agreement with Target

On January 2, 2014, Cherokee and Target General Merchandise, Inc. (“Target”) entered into a renewal and amendment (the “Target Amendment”) to the Restated License Agreement entered into between Cherokee and Target as of February 1, 2008, and amended as of December 1, 2011, January 29, 2013 and April 3, 2013 (the “Target License Agreement”).

Concurrent with the execution of the Target Amendment, Target exercised its right to renew the Target License Agreement through January 31, 2017.

Prior to the effectiveness of the Target Amendment, Target had the right to renew the Target License Agreement for successive one (1) year periods, provided that it satisfied the minimum guaranteed royalty payment of $10,500,000 for the preceding fiscal year.  Under the Target Amendment, Target now has the right to renew the Target License Agreement for successive two (2) year periods, provided that it satisfied the minimum guaranteed royalty payment of $10,500,000 for the preceding fiscal year, by providing written notice of renewal at least one (1) year prior to the end of the then current extended restated term.

All other terms of the Target License Agreement continue in full force and effect.

The foregoing summary description of the Target Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Target Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Renewal and Amendment No. 4 to Restated License Agreement, by and between Cherokee Inc. and Target General Merchandise, Inc., dated January 2, 2014*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

January 6, 2014	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer